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                                                                   EXHIBIT 3.2.3

FORM NO. 7a                                               Registration No. 21558

                                     BERMUDA

                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL

        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                        LORAL SPACE & COMMUNICATIONS LTD.

was delivered to the Registrar of Companies on the 20TH of JUNE, 2003 in accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").

                                          Given under my hand and Seal of the
                                          REGISTRAR OF COMPANIES this
                                          24TH day of JUNE, 2003


                                          /s/ A. Buchan
                                          -----------------------------------
                                          for ACTING REGISTRAR OF COMPANIES

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
Capital prior to increase:   US$   9,407,500.00

Amount of increase:          US$   5,000,000.00

Present Capital:             US$ 14,407,500.00
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